Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement No. 333-36266 (Form S-8), and Registration Statement No. 333-51768 (Form S-2) of Infinite Group, Inc. of our report, dated February 28, 2006, on the consolidated financial statements as of and for the year ended December 31, 2005, appearing in this Annual Report on Form 10-KSB of Infinite Group, Inc. for the year ended December 31, 2005.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
March 30, 2006